EXHIBIT 99

News Release
November 5, 2026

Cummins Reports Strong Third Quarter 2026 Results

•Third-quarter revenues of $9.4 billion; GAAP1 Net Income of $1,140 million, or 12.1% of sales
•EBITDA2 in the third quarter was a record 18.9% of sales; Diluted EPS of $8.25
•The company expects full-year revenue growth of approximately 10% and EBITDA of approximately 18.2%
•The company returned $661 million to shareholders in the third quarter in the form of cash dividends and share repurchases
COLUMBUS, IND. – Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2026.
“We delivered record EBITDA and earnings per share in the third quarter, led by continued strength in our Power Systems business.” said Jennifer Rumsey, Chair and CEO of Cummins. “Global demand for power generation equipment remains exceptionally strong, driven by data center buildout. While the U.S. medium- and heavy-duty truck markets strengthened, customer orders in the pickup truck market have weakened. I’m proud of our employees’ focus on execution and confident our market-leading positions and broad portfolio will enable us to continue to deliver for customers, improve our financial performance cycle-over-cycle and return cash to shareholders.”
Third-quarter 2026 revenues of $9.4 billion increased 13% from the same quarter in 2025. Sales in North America grew 15% while international revenues, led by growth in China, increased 11%.
Net income attributable to Cummins in the third quarter was $1.14 billion, or $8.25 per diluted share, compared with $536 million, or $3.86 per diluted share, in 2025. Third-quarter 2025 results included $240 million, or $1.73 per diluted share, of Accelera non-cash charges. Third-quarter 2026 diluted EPS included $0.54 per share of favorable discrete tax items.
EBITDA in the third quarter was a record $1.8 billion, or 18.9% of sales, compared to $1.2 billion, or 14.3% of sales, a year ago. EBITDA for the third quarter of 2025 included costs noted above.

2026 Outlook:
Based on its current forecast, Cummins expects revenue growth of approximately 10% compared to our prior guidance of 10% to 13%. EBITDA margins are expected to be approximately 18.2%, consistent with our prior guidance range of 18% to 18.5%, and excluding charges related to the sale of the low-pressure fuel cell business in the first quarter.
Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our goal of returning 50% of operating cash flow back to shareholders.
"We have updated our full-year revenue and profitability guidance primarily due to continued weaker than expected pickup truck demand in North America, which impacted our third quarter and is expected to persist through the end of this year,” said Rumsey. “Global power generation and North America heavy duty truck demand remain strong, and we expect fourth quarter revenues to step up from third quarter levels and set a new record."
Third Quarter 2026 Highlights:
•In July, Cummins increased its quarterly common stock cash dividend from $2.00 to $2.20 per share. The company has increased the quarterly dividend to shareholders for 17 consecutive years.
•In August, Cummins announced that its Power Generation business had been selected to supply battery energy storage systems (BESS) for a large U.S. data center project, supporting utility-defined requirements for managing AI-driven load fluctuations, mitigating load oscillations and enhancing ride-through performance. This announcement marks a significant milestone for Cummins’ BESS business as this project will be the company’s largest BESS deployment to date. It also reflects Cummins’ continued role in supporting the data center market with reliable, sustainable power solutions.
•Cummins made important progress preparing for the launch of its upcoming HELM™ engine platforms. During the quarter, it completed the 2026 Forever Rising Tour, giving more than 500 customers and dealers the opportunity to experience its 2027 X15 engine, alongside the X10 and natural gas X15N engines.
•Cummins was named as a World's Top Disability Inclusive Business® for the sixth consecutive year, earning a top score of 100 on the Disability Index®.

1 Generally Accepted Accounting Principles in the U.S.
2 Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests

Third quarter 2026 detail (all comparisons to same period in 2025):
Engine Segment
•Sales: $3.1 billion, up 20%
•Segment EBITDA: $422 million, or 13.5% of sales, compared to $261 million, or 10.0% of sales
•Revenues in North America increased 21% and international sales increased 18% due to stronger North American truck demand and construction demand in China.
Components Segment
•Sales: $2.9 billion, up 23%
•Segment EBITDA: $408 million, or 14.3% of sales, compared to $292 million, or 12.5% of sales
•Revenues in North America increased 35% and international sales increased 8% primarily due to stronger truck demand in the United States.

Distribution Segment
•Sales: $3.3 billion, up 4%
•Segment EBITDA: $461 million, or 13.9% of sales, compared to $492 million, or 15.5% of sales
•Revenues in North America increased 5% and international sales increased 4%, driven by increased demand for power generation products, particularly for data center applications.
Power Systems Segment
•Sales: $2.3 billion, up 15%
•Segment EBITDA: $582 million, or 25.4% of sales, compared to $457 million, or 22.9% of sales
•Revenues in North America increased 20% and international sales increased 11% driven primarily by increased power generation demand, particularly for data center markets in the United States, China and Asia Pacific.
Accelera Segment
•Sales: $103 million, down 15%
•Segment EBITDA loss: $56 million
•Revenues decreased primarily due to reduction in electrolyzer sales following the strategic review of this business. The company remains committed to pacing and focusing its zero-emissions investments on the most promising paths in order to ensure long-term success, while reducing the rate of ongoing EBITDA losses.

About Cummins Inc.
Cummins Inc., a global power leader, is committed to powering a more prosperous world. Since 1919, we have delivered innovative solutions that move people, goods and economies forward. Our five business segments—Engine, Components, Distribution, Power Systems and Accelera™ by Cummins—offer a broad portfolio, including advanced diesel, electric and hybrid powertrains; integrated power generation systems; critical components such as aftertreatment, turbochargers, fuel systems, controls, transmissions, axles and brakes; and zero-emissions technologies like battery and electric powertrain systems. With a global footprint, deep technical expertise and an extensive service network, we deliver dependable, cutting-edge solutions tailored to our customers’ needs, supporting them through the energy transition with our Destination Zero strategy. We create value for customers, investors and employees and strengthen communities through our corporate responsibility global priorities: education, equity and environment. Headquartered in Columbus, Indiana, Cummins employs approximately 67,400 people worldwide and earned $2.8 billion on $33.7 billion in sales in 2025. Learn more at https://www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into agreements with the U.S. Environmental Protection Agency, California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General's Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; any adverse consequences from changes in tariffs and other trade disruptions; changes in international, national and regional trade laws, regulations and policies; emissions deregulation; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services or not successfully developing new technologies and products to effectively address the energy transition; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence (AI) in our business and in our products, services and features, and challenges with properly managing its use; political, economic and other risks from operations among, between and within numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2025 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2026	2025	2026	2025
NET SALES	$9,438	$8,317	$27,293	$25,134
Cost of sales	6,823	6,188	19,970	18,569
GROSS MARGIN	2,615	2,129	7,323	6,565
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	868	789	2,606	2,339
Research, development and engineering expenses	400	345	1,143	1,046
Equity, royalty and interest income from investees	127	104	429	353
Other operating expense, net	30	247	331	321
OPERATING INCOME	1,444	852	3,672	3,212
Interest expense	81	83	237	247
Other income, net	57	61	212	207
INCOME BEFORE INCOME TAXES	1,420	830	3,647	3,172
Income tax expense	251	271	830	835
CONSOLIDATED NET INCOME	1,169	559	2,817	2,337
Less: Net income attributable to noncontrolling interests	29	23	91	87
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,140	$536	$2,726	$2,250

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$8.29	$3.88	$19.77	$16.33
Diluted	$8.25	$3.86	$19.70	$16.23

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.5	138.0	137.9	137.8
Diluted	138.1	138.8	138.4	138.6

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$3,571	$2,845
Marketable securities	614	764
Total cash, cash equivalents and marketable securities	4,185	3,609
Accounts and notes receivable, net	6,638	5,818
Inventories	6,811	5,822
Prepaid expenses and other current assets	1,741	1,676
Total current assets	19,375	16,925
Long-term assets
Property, plant and equipment, net	7,114	6,958
Investments and advances related to equity method investees	2,384	2,133
Goodwill	2,221	2,224
Other intangible assets, net	2,012	2,167
Pension assets	1,011	1,033
Other assets	2,469	2,552
Total assets	$36,586	$33,992

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,879	$3,800
Loans payable	383	313
Commercial paper	348	353
Current maturities of long-term debt	154	94
Accrued compensation, benefits and retirement costs	965	825
Current portion of accrued product warranty	664	693
Current portion of deferred revenue	1,690	1,606
Other accrued expenses	2,049	1,926
Total current liabilities	11,132	9,610
Long-term liabilities
Long-term debt	6,634	6,792
Deferred revenue	1,167	1,054
Other liabilities	3,307	3,128
Total liabilities	$22,240	$20,584

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,649	$2,673
Retained earnings	24,488	22,616
Treasury stock, at cost, 85.5 and 84.4 shares	(11,451)	(10,662)
Accumulated other comprehensive loss	(2,355)	(2,278)
Total Cummins Inc. shareholders’ equity	13,331	12,349
Noncontrolling interests	1,015	1,059
Total equity	$14,346	$13,408
Total liabilities and equity	$36,586	$33,992

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,169	$559	$2,817	$2,337
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	288	277	851	825
Deferred income taxes	33	206	48	68
Equity in income of investees, net of dividends	(31)	50	(147)	(38)
Pension and OPEB expense	19	21	56	60
Pension contributions and OPEB payments	(13)	(12)	(41)	(38)
Changes in current assets and liabilities, net of acquisitions and divestitures
Accounts and notes receivable	(113)	177	(851)	(466)
Inventories	(418)	(10)	(1,030)	(446)
Other current assets	(116)	26	(153)	(146)
Accounts payable	227	(295)	1,087	(147)
Accrued expenses	317	43	467	(201)
Other, net	43	263	109	279
Net cash provided by operating activities	1,405	1,305	3,213	2,087

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(303)	(298)	(741)	(691)
Investments in marketable securities—acquisitions	(266)	(350)	(899)	(1,133)
Investments in marketable securities—liquidations	390	495	1,031	1,131
Other, net	(55)	(78)	(54)	(153)
Net cash used in investing activities	(234)	(231)	(663)	(846)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	134	86	454	2,232
Net payments of commercial paper	—	—	(5)	(906)
Payments on borrowings and finance lease obligations	(196)	(617)	(444)	(827)
Dividend payments on common stock	(302)	(276)	(854)	(778)
Repurchases of common stock	(359)	—	(827)	—
Payments for purchase of redeemable noncontrolling interests	—	—	—	(55)
Other, net	(69)	(20)	(157)	(69)
Net cash used in financing activities	(792)	(827)	(1,833)	(403)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	13	—	9	57
Net increase in cash and cash equivalents	392	247	726	895
Cash and cash equivalents at beginning of period	3,179	2,319	2,845	1,671
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,571	$2,566	$3,571	$2,566

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 30, 2026
External sales	$2,389	$2,397	$3,307	$1,250	$95		$9,438	$—	$9,438
Intersegment sales	741	459	3	1,039	8		2,250	(2,250)	—
Total sales	3,130	2,856	3,310	2,289	103		11,688	(2,250)	9,438
Research, development and engineering expenses	186	85	16	85	28		400	—	400
Equity, royalty and interest income (loss) from investees	58	9	29	35	(4)		127	—	127
EBITDA (2)	422	408	461	582	(56)		1,817	(31)	1,786
Depreciation and amortization (3)	79	125	37	36	8		285	—	285

EBITDA as a percentage of segment sales	13.5%	14.3%	13.9%	25.4%	NM		15.5%		18.9%

Three months ended September 30, 2025
External sales	$1,922	$1,986	$3,170	$1,126	$113		$8,317	$—	$8,317
Intersegment sales	683	343	2	870	8		1,906	(1,906)	—
Total sales	2,605	2,329	3,172	1,996	121		10,223	(1,906)	8,317
Research, development and engineering expenses	159	70	14	62	40		345	—	345
Equity, royalty and interest income (loss) from investees	54	7	23	26	(6)		104	—	104
EBITDA (2)	261	292	492	457	(336)	(4)	1,166	21	1,187
Depreciation and amortization (3)	71	122	32	36	13		274	—	274

EBITDA as a percentage of segment sales	10.0%	12.5%	15.5%	22.9%	NM		11.4%		14.3%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 30, 2026
External sales	$6,704	$6,966	$9,736	$3,560	$327		$27,293	$—	$27,293
Intersegment sales	2,182	1,311	16	2,940	22		6,471	(6,471)	—
Total sales	8,886	8,277	9,752	6,500	349		33,764	(6,471)	27,293
Research, development and engineering expenses	531	254	46	230	82		1,143	—	1,143
Equity, royalty and interest income (loss) from investees	217	29	91	105	(13)		429	—	429
EBITDA (2)	1,087	1,126	1,356	1,711	(402)	(5)	4,878	(149)	4,729
Depreciation and amortization (3)	228	379	106	107	25		845	—	845

EBITDA as a percentage of total sales	12.2%	13.6%	13.9%	26.3%	NM		14.4%		17.3%

Nine months ended September 30, 2025
External sales	$6,124	$6,551	$9,106	$3,052	$301		$25,134	$—	$25,134
Intersegment sales	2,151	1,153	14	2,482	28		5,828	(5,828)	—
Total sales	8,275	7,704	9,120	5,534	329		30,962	(5,828)	25,134
Research, development and engineering expenses	465	222	42	188	129		1,046	—	1,046
Equity, royalty and interest income (loss) from investees	187	24	77	82	(17)		353	—	353
EBITDA (2)	1,119	1,071	1,313	1,276	(522)	(4)	4,257	(23)	4,234
Depreciation and amortization (3)	206	371	96	104	38		815	—	815

EBITDA as a percentage of total sales	13.5%	13.9%	14.4%	23.1%	NM		13.7%		16.8%

“NM” - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three and nine months ended September 30, 2026 and 2025.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(4) Included a $210 million goodwill impairment charge and a $30 million inventory write-down for the three and nine months ended September 30, 2025.
(5) In the first quarter of 2026, we sold our low pressure fuel cell business to a customer, cancelled future commitments and resolved certain claims against us with that customer resulting in a net payment by us of $175 million. These transactions resulted in a net charge of $199 million which is reflected in other operating expense, net in our Condensed Consolidated Statements of Net Income.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2026	2025	2026	2025
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$28	$23	$86	$68
Dongfeng Cummins Engine Company, Ltd.	16	13	66	52
Beijing Foton Cummins Engine Co., Ltd.	15	17	58	47
Tata Cummins, Ltd.	10	6	30	23
All other manufacturers	15	6	50	27
Distribution entities
Komatsu Cummins Chile, Ltda.	13	12	45	41
All other distributors	10	5	24	17
Cummins share of net income	107	82	359	275
Royalty and interest income	20	22	70	78
Equity, royalty and interest income from investees	$127	$104	$429	$353

INCOME TAXES
Our effective tax rate for 2026 is expected to approximate 23.0 percent, excluding all discrete items and the unfavorable tax impact of the $199 million loss on the sale of our low pressure fuel cell business and settlement of current and future customer obligations for which no tax benefit was recognized.
Our effective tax rates for the three and nine months ended September 30, 2026, were 17.7 percent and 22.8 percent, respectively. Our effective tax rates for the three and nine months ended September 30, 2025, were 32.7 percent and 26.3 percent, respectively.
The three months ended September 30, 2026, contained net favorable discrete items of $75 million, or $0.54 per diluted share, primarily due to $38 million of favorable adjustments for uncertain tax positions and $37 million of favorable return to provision adjustments
The nine months ended September 30, 2026, included an unfavorable tax impact due to the $199 million loss on the sale of our low pressure fuel cell business and settlement of current and future customer obligations for which no tax benefit was recognized. Discrete tax items were a net favorable $53 million, or $0.38 per diluted share, primarily due to $32 million of favorable adjustments for uncertain tax positions, $14 million of favorable return to provision adjustments and $7 million of other favorable discrete tax items.
The three months ended September 30, 2025, contained net unfavorable discrete tax items of $4 million, or $0.03 per diluted share, primarily due to $32 million of unfavorable return to provision adjustments and net $1 million of other unfavorable tax items, partially offset by $25 million of favorable adjustments for uncertain tax positions and $4 million of favorable adjustments for share-based compensation.
The nine months ended September 30, 2025, contained net favorable discrete tax items of $6 million, or $0.04 per diluted share, primarily due to $30 million of favorable adjustments for uncertain tax positions and $12 million of favorable adjustments for share-based compensation, partially offset by $32 million of unfavorable return to provision adjustments and net $4 million of other unfavorable tax items.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

Reconciliation of Non GAAP measures - Earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items, as noted in the table below, is a useful measure of our operating performance. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in our Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2026	2025	2026	2025
Net income attributable to Cummins Inc.	$1,140	$536	$2,726	$2,250

Net income attributable to Cummins Inc., as a percentage of net sales	12.1%	6.4%	10.0%	9.0%

Add:
Net income attributable to noncontrolling interests	29	23	91	87
Consolidated net income	1,169	559	2,817	2,337

Add:
Interest expense	81	83	237	247
Income tax expense	251	271	830	835
Depreciation and amortization	285	274	845	815
EBITDA	$1,786	$1,187	$4,729	$4,234

EBITDA, as a percentage of net sales	18.9%	14.3%	17.3%	16.8%

Special items:
Accelera goodwill impairment	—	210	—	210
Accelera inventory write-down	—	30	—	30
Loss on sale of business and settlement of current and future customer obligations	—	—	199	—
EBITDA, excluding special items	$1,786	$1,427	$4,928	$4,474

EBITDA, excluding special items, as a percentage of net sales	18.9%	17.2%	18.1%	17.8%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$799	$968	$1,016	$—	$2,783
Medium-duty truck and bus	871	1,030	1,045	—	2,946
Light-duty automotive	448	491	500	—	1,439
Off-highway	554	595	569	—	1,718
Total sales	$2,672	$3,084	$3,130	$—	$8,886

2025
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$921	$976	$772	$820	$3,489
Medium-duty truck and bus	986	950	784	893	3,613
Light-duty automotive	421	486	583	440	1,930
Off-highway	443	487	466	447	1,843
Total sales	$2,771	$2,899	$2,605	$2,600	$10,875
Total engine shipments by engine classification, including on and off-highway units, were as follows:

2026
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	24,700	30,100	33,200	—	88,000
Medium-duty	79,100	86,100	85,700	—	250,900
Light-duty	40,500	45,000	44,800	—	130,300
Total units	144,300	161,200	163,700	—	469,200

2025
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,700	29,600	22,400	23,200	101,900
Medium-duty	75,200	73,400	63,100	68,800	280,500
Light-duty	39,100	44,000	49,600	39,100	171,800
Total units	141,000	147,000	135,100	131,100	554,200

(1) Unit shipments exclude aftermarket parts.

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$919	$1,122	$1,109	$—	$3,150
Emission solutions	915	988	956	—	2,859
Components and software	608	657	646	—	1,911
Automated transmissions	88	124	145	—	357
Total sales	$2,530	$2,891	$2,856	$—	$8,277

2025
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,056	$1,095	$917	$918	$3,986
Emission solutions	902	900	788	867	3,457
Components and software	595	587	537	564	2,283
Automated transmissions	117	123	87	96	423
Total sales	$2,670	$2,705	$2,329	$2,445	$10,149

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,275	$1,378	$1,328	$—	$3,981
Parts	1,064	1,080	1,049	—	3,193
Service	433	472	483	—	1,388
Engines	344	396	450	—	1,190
Total sales	$3,116	$3,326	$3,310	$—	$9,752

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,090	$1,200	$1,247	$1,395	$4,932
Parts	1,031	1,015	1,013	1,024	4,083
Service	416	439	495	448	1,798
Engines	370	387	417	418	1,592
Total sales	$2,907	$3,041	$3,172	$3,285	$12,405

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2026
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,283	$1,536	$1,557	$—	$4,376
Industrial	506	538	518	—	1,562
Generator technologies	167	181	214	—	562
Total sales	$1,956	$2,255	$2,289	$—	$6,500

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,001	$1,205	$1,280	$1,245	$4,731
Industrial	498	506	531	528	2,063
Generator technologies	150	178	185	156	669
Total sales	$1,649	$1,889	$1,996	$1,929	$7,463